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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 2 to Form S-3 on
Form S-4) and related Prospectus of National-Oilwell, Inc. for the registration of $150,000,000 principal amount of 6 7/8% Senior Notes due 2005, Series B and to the incorporation by reference therein of our report dated November 1, 1996, except as to Note 1 which is as of September 25, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. for the year ended August 31, 1995 and the three months ended November 30, 1995 included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


         We also consent to the incorporation by reference of our report dated October 21, 1997 with respect to the consolidated financial statements of Dreco Energy Services Ltd. for the twelve months ended November 30, 1996 included in the Annual Report (Form 10-K) of National-Oilwell, Inc. for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                           /s/ COOPERS & LYBRAND
                                           Coopers & Lybrand
                                           Chartered Accountants



Edmonton, Alberta
December 7, 1998